Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-22079) pertaining to the IMC Global
Operations, Inc. Profit Sharing and Savings Plan of our report dated May 12, 1999, with respect to the financial statements of the IMC Global Operations, Inc. Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                            /s/ Ernst & Young LLP
Chicago, Illinois                           Ernst & Young LLP
June 26, 2000